Exhibit 99.1

Endurance Reports Third Quarter 2012 Financial Results

PEMBROKE, Bermuda – October 31, 2012 – Endurance Specialty Holdings Ltd. (NYSE:ENH) today reported net income available to common shareholders of $31.9 million and $0.74 per diluted common share for the third quarter of 2012 versus a net loss of $28.2 million and $0.71 per diluted common share for the third quarter of 2011.

For the nine months ended September 30, 2012, Endurance reported net income available to common shareholders of $170.6 million and $3.94 per diluted common share versus a net loss of $82.3 million and $2.07 per diluted common share for the nine months ended September 30, 2011. Book value per diluted share was $54.95 at September 30, 2012, an increase of 2.7% for the quarter and 8.7% from year end 2011.

Operating highlights for the quarter ended September 30, 2012 were as follows:

•	Net premiums written of $514.1 million, a decrease of 6.8% compared to the same period in 2011;

•

Combined ratio of 99.5%, which included 10.1 percentage points of favorable prior year loss reserve development, 2.4 percentage points of catastrophe losses from 2012 events and a $62.8 million net underwriting loss in our agriculture insurance line of business;

•	Net investment income of $45.9 million, an increase of $31.8 million from the same period in 2011;

•	Operating income, which excludes after-tax realized investment gains and foreign exchange losses and gains, of $25.7 million and $0.60 per diluted common share; and

•	Operating return on average common equity for the quarter of 1.1% or 4.5% on an annualized basis.

Operating highlights for the nine months ended September 30, 2012 were as follows:

•	Net premiums written of $1,841.5 million, an increase of 2.8% over the same period in 2011;

•

Combined ratio of 96.2%, which included 6.2 percentage points of favorable prior year loss reserve development, 3.4 percentage points of current year catastrophe losses and a $43.6 million net underwriting loss in our agriculture insurance line of business;

•	Net investment income of $134.7 million, an increase of $28.3 million over the same period in 2011;

•	Operating income, which excludes after-tax realized investment gains and foreign exchange gains, of $128.6 million and $3.02 per diluted common share; and

•	Operating return on average common equity for the first nine months of the year of 5.7%, or 7.6% on an annualized basis.

David Cash, Chief Executive Officer, commented, “Strong investment portfolio performance, favorable reserve development and solid underwriting profits in several of our insurance and reinsurance lines meaningfully offset our drought related agriculture insurance losses this quarter, which enabled us to generate a modest underwriting profit, illustrating the benefits of our diversified insurance and reinsurance business model. Looking forward, we believe the heavy agriculture claims volumes and service requirements stemming from the Midwestern drought will present us with an additional opportunity to showcase our industry leading service and technology in agriculture insurance.”

Insurance Segment

Operating highlights for Endurance’s Insurance segment for the quarter ended September 30, 2012 were as follows:

•	Net premiums written of $221.3 million, a decrease of 27.0% from the third quarter of 2011;

•	Combined ratio of 121.0%, an increase of 24.2 percentage points from the third quarter of 2011;

•

Favorable prior year loss reserve development of 6.2 percentage points during the current period, compared to 3.9 percentage points of favorable prior year loss reserve development in the third quarter of 2011; and

•	A net underwriting loss of $62.8 million in our agriculture business line due to the Midwest drought.

Operating highlights for Endurance’s Insurance segment for the nine months ended September 30, 2012 were as follows:

•	Net premiums written of $835.7 million, a decrease of 8.1% from the same period in 2011;

•	Combined ratio of 107.7%, an increase of 11.4 percentage points from the same period in 2011;

•

Favorable prior year loss reserve development of 5.5 percentage points during the current period, compared to 9.6 percentage points of favorable prior year loss reserve development in the same period in 2011; and

•	A net underwriting loss of $43.6 million in our agriculture business line due to the Midwest drought.

Net premiums written in the Insurance segment decreased $81.9 million and $73.3 million for the third quarter and nine months ended September 30, 2012, respectively, compared to the same periods in the prior year due to declines in agriculture, property and casualty premiums, offset in part by growth in professional lines premiums. Within the agriculture line of business, net premiums declined due to a lack of positive premium adjustments compared to the significant positive premium adjustments in the third quarter of 2011, decreases in commodity prices for spring crops and greater cession of premiums compared to 2011. The declines in property insurance premiums in the current periods compared to the same periods a year ago were driven by the Company’s decision to reallocate capital to lines of business with greater profit potential. Casualty insurance premiums declined in the current periods compared to the same periods a year ago due to reductions in large account premiums, which were partially offset by increases in smaller account casualty lines where rate increases are being realized. The growth in the professional lines of business was largely driven by growth in smaller account business written in the U.S. partially offset by declines in larger account business written in Bermuda, which experienced greater competitive pressures.

The increase in the Insurance segment combined ratio for the quarter ended September 30, 2012 compared to the same period in 2011 was driven by higher net loss, acquisition expense and general and administrative expense ratios. The net loss ratio increased as a result of agriculture insurance losses from the Midwest drought. The acquisition expense ratio was higher in the current quarter compared to a year ago due to the Company’s contract binding insurance operation, which has higher commission rates and represented a greater portion of earned premiums than a year ago. The general and administrative expense ratio was modestly higher in the current quarter due to the smaller earned premium base. For the nine months ended September 30, 2012, the combined ratio was 11.4 percentage points higher than the same period a year ago as higher net loss and acquisition expense ratios were partially offset by a lower general and administrative expense ratio. The net loss ratio for the nine months increased as a result of losses in the agriculture insurance line from the Midwest drought.

The Insurance segment’s net loss ratio in the third quarter of 2012 benefited from $17.4 million, or 6.2 percentage points of favorable prior year loss reserve development, compared to $12.4 million, or 3.9 percentage points, for the same period a year ago. For the current quarter, the improved favorable development was driven predominantly by the other and long tail lines of business. For the nine months ended September 30, 2012, the net loss ratio benefited from 5.5 percentage points of favorable prior year loss reserve development compared to 9.6 percentage points for the first nine months of

2011. The lower level of favorable prior year loss reserve development in the first nine months of 2012 compared to the same period in 2011 was driven predominantly by the agriculture line of business, as the prior period was impacted by the combination of a very strong 2010 crop year with a delayed harvest that extended claims settlements until the first two quarters of 2011 compared to the 2011 crop year, which did not experience the same level of harvest delays or extension of claim settlements into the first two quarters of 2012.

Reinsurance Segment

Operating highlights for Endurance’s Reinsurance segment for the quarter ended September 30, 2012 were as follows:

•	Net premiums written of $292.8 million, an increase of 18.0% from the third quarter of 2011;

•	Combined ratio of 76.8%, an improvement of 38.2 percentage points from the third quarter of 2011;

•	Favorable prior year loss reserve development of 14.2 percentage points compared to 13.2 percentage points of favorable prior year loss reserve development in the third quarter of 2011; and

•	Net catastrophe losses from 2012 events of $13.2 million or 5.6 percentage points on the net loss ratio compared to net catastrophe losses of $96.3 million or 41.6 points in the third quarter of 2011.

Operating highlights for Endurance’s Reinsurance segment for the nine months ended September 30, 2012 were as follows:

•	Net premiums written of $1,005.8 million, an increase of 13.9% from the same period in 2011;

•	Combined ratio of 85.6%, an improvement of 44.7 percentage points from the same period in 2011;

•

Favorable prior year loss reserve development of 6.9 percentage points during the current period, compared to 9.7 percentage points of favorable prior year loss reserve development in the same period in 2011; and

•

Net catastrophe losses from 2012 events of $49.6 million or 6.9 percentage points on the net loss ratio compared to net catastrophe losses of $347.2 million or 50.8 points in the first nine months of 2011.

The $44.7 million increase in net premiums written within the Reinsurance segment during the third quarter of 2012 compared to the third quarter of 2011 resulted primarily from increases within the property and casualty lines of business, partially offset by a modest decline in the catastrophe line of business. Growth in the property line of business in the current quarter was driven by higher renewal premiums and multiple new contracts generated by the U.S., Zurich and Singapore offices. An increase in the casualty line of business in the third quarter of 2012 was driven by higher levels of both new business and premium adjustments compared to a year ago. The catastrophe line of business declined from the same period a year ago due to non-renewal of select contracts and timing as several contracts’ renewal dates shifted out of the third quarter of 2012. For the nine months ended September 30, 2012, net premiums written increased $122.9 million, primarily due to increases within the property, catastrophe and casualty lines of business.

The combined ratio in the Reinsurance segment for the third quarter of 2012 improved compared to the same period in 2011, predominantly due to lower net loss and general and administrative expense ratios. The third quarter 2012 net loss ratio included 5.6 percentage points of catastrophe losses relating to Hurricane Isaac and a number of small loss events. The third quarter 2011 net loss ratio included 41.6 percentage points of catastrophe losses relating to Hurricane Irene, the Danish flood, Texas brushfires and multiple storms in the Midwest, which when accumulated triggered several aggregate loss contracts. The Reinsurance segment’s net loss ratio in the third quarter of 2012 benefited from $38.2 million, or 14.2 percentage points, of favorable prior year loss reserve development, compared to $32.0 million, or 13.2 percentage points, for the same period a year ago.

For the first nine months of 2012, the Reinsurance segment reported a combined ratio of 85.6% compared to 130.3% for the same period in 2011. The improvement in the combined ratio was largely attributable to an improvement in the net loss ratio as a result of the lower frequency and severity of catastrophe events in the first nine months of 2012, which added 6.9 percentage points to the net loss ratio compared to 50.8 percentage points in catastrophe losses in the first nine months of 2011. For the nine months ended September 30, 2012, the net loss ratio benefitted from 6.9 percentage points of favorable prior year loss reserve development compared to 9.7 percentage points in the first nine months of 2011.

Investments

Endurance’s net investment income for the quarter and nine months ended September 30, 2012 was $45.9 million and $134.7 million, an increase of $31.8 million and $28.3 million, respectively, compared to the same periods in 2011. The total return of Endurance’s investment portfolio was 1.75% and 4.08% for the quarter and nine months ended September 30, 2012, respectively, compared to 0.37% and 2.60% for the quarter and nine months ended September 30, 2011, respectively. Investment income generated from Endurance’s fixed maturity investments declined by $5.9 million and $18.3 million for the three and nine months ended September 30, 2012, respectively, compared to the same period in 2011 due to lower reinvestment rates during 2012 and the short duration of Endurance’s fixed maturity portfolio. During the third quarter and nine months ended September 30, 2012, Endurance’s net investment income included gains of $15.1 million and $38.1 million, respectively, on its alternative investment funds and high yield loan funds, which are included in other investments, as compared to losses of $22.5 million and $7.6 million in the third quarter and first nine months of 2011, respectively. The ending book yield on Endurance’s fixed maturity investments at September 30, 2012 was 2.38%, down from 2.68% at December 31, 2011 and 2.79% at September 30, 2011.

At September 30, 2012, Endurance’s fixed maturity portfolio, which comprises 90.5% of Endurance’s investments, had an average credit quality of AA and a duration of 2.52 years. Endurance’s fixed maturity portfolio was in a net unrealized gain position of $183.5 million at September 30, 2012, an improvement of $60.7 million from December 31, 2011. Endurance recorded net realized investment gains, net of impairment losses recognized in earnings, of $10.0 million and $29.5 million during the third quarter and first nine months of 2012 compared to net realized investment gains of $0.8 million and $23.5 million during the third quarter and first nine months of 2011.

Endurance ended the third quarter of 2012 with cash and invested assets of $6.5 billion, which represents a 3.8% increase from December 31, 2011. Net operating cash flow was $211.4 million for the nine months ended September 30, 2012 versus $337.5 million for the same period in 2011.

Capitalization and Shareholders’ Equity

At September 30, 2012, Endurance’s shareholders’ equity was $2.81 billion or $54.95 per diluted common share versus $2.61 billion or $50.56 per diluted common share at December 31, 2011. For the quarter and nine months ended September 30, 2012, Endurance declared and paid common dividends of $0.31 and $0.93 per share, respectively.

Subsequent Event

On October 29, 2012, Hurricane Sandy made landfall in the Northeastern United States. Preliminary information indicates that this storm has the potential to cause significant losses within the insurance industry generally. To date, reported claims as a result of this storm have been limited. Accordingly, while losses emanating from the storm cannot be accurately estimated at this time, the Company may need to establish appropriate loss reserves related to Hurricane Sandy in the fourth quarter of 2012, which may have a negative impact on its results of operations.

Earnings Call

Endurance will host a conference call on November 1, 2012 at 8:30 a.m. Eastern time to discuss its financial results. The conference call can be accessed via telephone by dialing (888) 337-8259 or (719) 325-2180 (international) and entering pass code: 2498170. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through November 15, 2012 by dialing (888) 203-1112 or (719) 457-0820 (international) and entering the pass code: 2498170.

The public may access a live broadcast of the conference call at the “Investors” section of Endurance’s website, www.endurance.bm. Following the live broadcast, an archived version will continue to be available on Endurance’s website.

A copy of Endurance’s financial supplement for the third quarter of 2012 will be available on Endurance’s website at www.endurance.bm shortly after the release of earnings.

Operating income (loss), operating return (loss) on average common equity, operating income (loss) per diluted common share, operating income (loss) allocated (attributable) to common shareholders and the combined ratio excluding prior year net loss reserve development are non-GAAP measures. Reconciliations of these measures to the appropriate GAAP measures are included in the attached tables.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global specialty provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes property, casualty, healthcare liability, agriculture, professional lines and surety and other specialty lines of insurance and property, catastrophe, casualty, agriculture, marine, aerospace, and surety and other specialty lines of reinsurance. We maintain excellent financial strength as evidenced by the ratings of A (Excellent) from A.M. Best (XV size category) and A (Strong) from Standard and Poor’s on our principal operating subsidiaries. Endurance’s headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit www.endurance.bm.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words “should,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. These factors include, but are not limited to, the effects of competitors’ pricing policies, greater frequency or severity of claims and loss activity, changes in market conditions in the agriculture insurance industry, termination of or changes in the terms of the U.S. multiple peril crop insurance program, a decreased demand for property and casualty insurance or reinsurance, changes in the availability, cost or quality of reinsurance or retrocessional coverage, our inability to renew business previously underwritten or acquired, our inability to maintain our applicable financial strength ratings, our inability to effectively integrate acquired operations, uncertainties in our reserving process, changes to our tax status, changes in insurance regulations, reduced acceptance of our existing or new products and services, a loss of business from and credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in insurance regulation, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, the unavailability of capital in the future, developments in the world’s financial and capital markets and our access to such markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2011.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED BALANCE SHEETS

(In thousands of United States dollars, except share and per share amounts)

	September 30, 2012	December 31, 2011
Assets
Cash and cash equivalents	$895,776	$890,914
Fixed maturity investments, available for sale, at fair value	5,052,963	4,831,966
Short-term investments, available for sale, at fair value	62,713	67,802
Equity securities, available for sale, at fair value	83,085	59,767
Other investments	478,911	432,658
Premiums receivable, net	1,136,130	544,017
Insurance and reinsurance balances receivable	112,926	92,710
Deferred acquisition costs	215,811	166,049
Prepaid reinsurance premiums	228,854	149,670
Losses recoverable	1,076,647	666,928
Accrued investment income	23,937	29,708
Goodwill and intangible assets	174,309	181,828
Deferred tax asset	36,092	33,355
Net receivable on sales of investments	76,907	77,821
Other assets	99,294	67,422

Total Assets	$9,754,355	$8,292,615

Liabilities
Reserve for losses and loss expenses	$4,509,442	$3,824,224
Reserve for unearned premiums	1,370,491	932,108
Deposit liabilities	23,557	26,887
Reinsurance balances payable	256,674	189,488
Debt	527,341	528,118
Net payable on purchases of investments	102,874	55,243
Other liabilities	153,102	125,382

Total Liabilities	6,943,481	5,681,450

Shareholders’ Equity
Preferred shares
Series A, non-cumulative - 8,000,000 issued and outstanding (2011 - 8,000,000)	8,000	8,000
Series B, non-cumulative - 9,200,000 issued and outstanding (2011 - 9,200,000)	9,200	9,200
Common shares
43,294,300 issued and outstanding (2011 – 43,086,834)	43,294	43,087
Additional paid-in capital	533,284	526,910
Accumulated other comprehensive income	193,239	130,392
Retained earnings	2,023,857	1,893,576

Total Shareholders’ Equity	2,810,874	2,611,165

Total Liabilities and Shareholders’ Equity	$9,754,355	$8,292,615

Book Value per Common Share
Dilutive common shares outstanding	43,326,122	43,142,277
Diluted book value per common share [a]	$54.95	$50.56

Note: All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2011, which was derived from Endurance’s audited financial statements.

[a]	Excludes the $430 million liquidation value of the preferred shares (2011—$430 million).

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In thousands of United States dollars, except share and per share amounts)

	Quarter Ended		For the Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Revenues
Gross premiums written	$621,255	$700,866	$2,286,980	$2,204,148

Net premiums written	$514,080	$551,327	$1,841,549	$1,791,957
Change in unearned premiums	37,792	10,166	(358,702)	(361,053)

Net premiums earned	551,872	561,493	1,482,847	1,430,904
Other underwriting loss	(1,347)	(2,141)	(1,663)	(2,122)
Net investment income	45,882	14,100	134,723	106,443
Net realized and unrealized gains	10,097	1,033	30,258	26,340
Total other-than-temporary impairment losses	(126)	(168)	(274)	(1,908)
Portion of loss recognized in other comprehensive income (loss)	(5)	(72)	(483)	(911)

Net impairment losses recognized in earnings (losses)	(131)	(240)	(757)	(2,819)

Total revenues	606,373	574,245	1,645,408	1,558,746

Expenses
Net losses and loss expenses	407,523	456,691	1,016,187	1,220,514
Acquisition expenses	88,782	72,249	229,399	205,754
General and administrative expenses	52,715	58,574	181,365	190,421
Amortization of intangibles	2,434	2,976	7,988	8,800
Net foreign exchange losses (gains)	3,774	(4,085)	(14,699)	(7,655)
Interest expense	9,041	9,055	27,132	27,166

Total expenses	564,269	595,460	1,447,372	1,645,000

Income (loss) before income taxes	42,104	(21,215)	198,036	(86,254)
Income tax (expense) benefit	(1,986)	1,197	(2,893)	19,896

Net income (loss)	40,118	(20,018)	195,143	(66,358)
Preferred dividends	(8,188)	(8,188)	(24,564)	(15,938)

Net income (loss) available (attributable) to common and participating common shareholders	$31,930	$(28,206)	$170,579	$(82,296)

Per share data
Basic earnings (losses) per common share	$0.74	$(0.71)	$3.94	$(2.07)

Diluted earnings (losses) per common share	$0.74	$(0.71)	$3.94	$(2.07)

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars, except ratios)

	For the quarter ended September 30, 2012
	Insurance	Reinsurance	Reported Totals
Revenues
Gross premiums written	$324,808	$296,447	$621,255
Ceded premiums written	(103,543)	(3,632)	(107,175)

Net premiums written	221,265	292,815	514,080

Net premiums earned	283,273	268,599	551,872
Other underwriting (loss) income	(1,384)	37	(1,347)

Total underwriting revenues	281,889	268,636	550,525

Expenses
Net losses and loss expenses	288,750	118,773	407,523
Acquisition expenses	24,506	64,276	88,782
General and administrative expenses	29,409	23,306	52,715

	342,665	206,355	549,020

Underwriting (loss) income	$(60,776)	$62,281	$1,505

Net loss ratio	101.9%	44.2%	73.8%
Acquisition expense ratio	8.7%	23.9%	16.1%
General and administrative expense ratio	10.4%	8.7%	9.6%

Combined ratio	121.0%	76.8%	99.5%

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars, except ratios)

	For the quarter ended September 30, 2011
	Insurance	Reinsurance	Reported Totals
Revenues
Gross premiums written	$450,451	$250,415	$700,866
Ceded premiums written	(147,241)	(2,298)	(149,539)

Net premiums written	303,210	248,117	551,327

Net premiums earned	318,602	242,891	561,493
Other underwriting (loss) income	(2,875)	734	(2,141)

Total underwriting revenues	315,727	243,625	559,352

Expenses
Net losses and loss expenses	260,206	196,485	456,691
Acquisition expenses	18,738	53,511	72,249
General and administrative expenses	29,328	29,246	58,574

	308,272	279,242	587,514

Underwriting income (loss)	$7,455	$(35,617)	$(28,162)

Net loss ratio	81.7%	81.0%	81.3%
Acquisition expense ratio	5.9%	22.0%	12.9%
General and administrative expense ratio	9.2%	12.0%	10.4%

Combined ratio	96.8%	115.0%	104.6%

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars, except ratios)

	For the nine months ended September 30, 2012
	Insurance	Reinsurance	Reported Totals
Revenues
Gross premiums written	$1,252,814	$1,034,166	$2,286,980
Ceded premiums written	(417,109)	(28,322)	(445,431)

Net premiums written	835,705	1,005,844	1,841,549

Net premiums earned	710,988	771,859	1,482,847
Other underwriting (loss) income	(2,684)	1,021	(1,663)

Total underwriting revenues	708,304	772,880	1,481,184

Expenses
Net losses and loss expenses	610,956	405,231	1,016,187
Acquisition expenses	58,265	171,134	229,399
General and administrative expenses	96,663	84,702	181,365

	765,884	661,067	1,426,951

Underwriting (loss) income	$(57,580)	$111,813	$54,233

Net loss ratio	85.9%	52.4%	68.5%
Acquisition expense ratio	8.2%	22.2%	15.5%
General and administrative expense ratio	13.6%	11.0%	12.2%

Combined ratio	107.7%	85.6%	96.2%

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars, except ratios)

	For the nine months ended September 30, 2011
	Insurance	Reinsurance	Reported Totals
Revenues
Gross premiums written	$1,302,032	$902,116	$2,204,148
Ceded premiums written	(393,020)	(19,171)	(412,191)

Net premiums written	909,012	882,945	1,791,957

Net premiums earned	730,491	700,413	1,430,904
Other underwriting (loss) income	(2,875)	753	(2,122)

	727,616	701,166	1,428,782

Expenses
Net losses and loss expenses	550,438	670,076	1,220,514
Acquisition expenses	50,907	154,847	205,754
General and administrative expenses	102,361	88,060	190,421

	703,706	912,983	1,616,689

Underwriting income (loss)	$23,910	$(211,817)	$(187,907)

Net loss ratio	75.3%	95.6%	85.3%
Acquisition expense ratio	7.0%	22.1%	14.4%
General and administrative expense ratio	14.0%	12.6%	13.3%

Combined ratio	96.3%	130.3%	113.0%

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED FINANCIAL RATIOS

As Reported

	For the quarter ended September 30,
	Insurance		Reinsurance		Total
	2012	2011	2012	2011	2012	2011
Net loss ratio	101.9%	81.7%	44.2%	81.0%	73.8%	81.3%
Acquisition expense ratio	8.7%	5.9%	23.9%	22.0%	16.1%	12.9%
General and administrative expense ratio	10.4%	9.2%	8.7%	12.0%	9.6%	10.4%

Combined ratio	121.0%	96.8%	76.8%	115.0%	99.5%	104.6%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

	For the quarter ended September 30,
	Insurance		Reinsurance		Total
	2012	2011	2012	2011	2012	2011
Net loss ratio	6.2%	3.9%	14.2%	13.2%	10.1%	7.9%

Net of Prior Year Net Loss Reserve Development

	For the quarter ended September 30,
	Insurance		Reinsurance		Total
	2012	2011	2012	2011	2012	2011
Net loss ratio	108.1%	85.6%	58.4%	94.2%	83.9%	89.2%
Acquisition expense ratio	8.7%	5.9%	23.9%	22.0%	16.1%	12.9%
General and administrative expense ratio	10.4%	9.2%	8.7%	12.0%	9.6%	10.4%

Combined ratio	127.2%	100.7%	91.0%	128.2%	109.6%	112.5%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED FINANCIAL RATIOS

As Reported

	For the nine months ended September 30,
	Insurance		Reinsurance		Total
	2012	2011	2012	2011	2012	2011
Net loss ratio	85.9%	75.3%	52.4%	95.6%	68.5%	85.3%
Acquisition expense ratio	8.2%	7.0%	22.2%	22.1%	15.5%	14.4%
General and administrative expense ratio	13.6%	14.0%	11.0%	12.6%	12.2%	13.3%

Combined ratio	107.7%	96.3%	85.6%	130.3%	96.2%	113.0%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

	For the nine months ended September 30,
	Insurance		Reinsurance		Total
	2012	2011	2012	2011	2012	2011
Net loss ratio	5.5%	9.6%	6.9%	9.7%	6.2%	9.6%

Net of Prior Year Net Loss Reserve Development

	For the nine months ended September 30,
	Insurance		Reinsurance		Total
	2012	2011	2012	2011	2012	2011
Net loss ratio	91.4%	84.9%	59.3%	105.3%	74.7%	94.9%
Acquisition expense ratio	8.2%	7.0%	22.2%	22.1%	15.5%	14.4%
General and administrative expense ratio	13.6%	14.0%	11.0%	12.6%	12.2%	13.3%

Combined ratio	113.2%	105.9%	92.5%	140.0%	102.4%	122.6%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.

GROSS AND NET PREMIUMS WRITTEN BY SEGMENT

(in thousands of United States dollars)

The following tables show Endurance’s gross and net premiums written for the quarters ended September 30, 2012 and 2011:

	Quarter Ended September 30, 2012		Quarter Ended September 30, 2011
	Gross Premiums Written	Net Premiums Written	Gross Premiums Written	Net Premiums Written
Insurance
Agriculture	$171,826	$106,180	$289,656	$185,017
Professional lines	43,209	34,804	39,559	30,812
Casualty	54,704	32,397	57,520	37,664
Property	18,900	13,595	30,049	17,681
Healthcare liability	34,076	32,196	33,652	32,021
Surety and other specialty	2,093	2,093	15	15

Subtotal Insurance	$324,808	$221,265	$450,451	$303,210

Reinsurance
Catastrophe	$38,871	$36,484	$46,275	$43,868
Casualty	77,781	77,781	56,293	56,292
Property	157,742	157,742	129,203	129,203
Aerospace and marine	9,914	9,914	5,891	6,002
Surety and other specialty	12,139	10,894	12,753	12,752

Subtotal Reinsurance	$296,447	$292,815	$250,415	$248,117

Total	$621,255	$514,080	$700,866	$551,327

ENDURANCE SPECIALTY HOLDINGS LTD.

GROSS AND NET PREMIUMS WRITTEN BY SEGMENT

(in thousands of United States dollars)

The following tables show Endurance’s gross and net premiums written for the nine months ended September 30, 2012 and 2011:

	Nine Months Ended September 30, 2012		Nine Months Ended September 30, 2011
	Gross Premiums Written	Net Premiums Written	Gross Premiums Written	Net Premiums Written
Insurance
Agriculture	$838,932	$528,349	$855,486	$577,538
Professional lines	130,573	107,841	124,209	99,560
Casualty	160,619	102,409	159,580	107,234
Property	46,926	26,418	90,643	56,262
Healthcare liability	70,651	65,575	72,243	68,542
Surety and other specialty	5,113	5,113	(129)	(124)

Subtotal Insurance	$1,252,814	$835,705	$1,302,032	$909,012

Reinsurance
Catastrophe	$354,275	$329,067	$330,771	$314,328
Casualty	258,352	257,113	218,264	217,463
Property	318,514	318,521	251,475	251,475
Aerospace and marine	53,831	53,794	53,472	51,567
Surety and other specialty	49,194	47,349	48,134	48,112

Subtotal Reinsurance	$1,034,166	$1,005,844	$902,116	$882,945

Total	$2,286,980	$1,841,549	$2,204,148	$1,791,957

ENDURANCE SPECIALTY HOLDINGS LTD.

RECONCILIATIONS

(in thousands of United States dollars, except share, per share amounts and ratios)

The following is a reconciliation of Endurance’s net income (loss), net income (loss) per diluted common share, net income (loss) allocated to common shareholders under the two-class method and annualized return on average common equity to operating income (loss), operating income (loss) per diluted common share, operating income (loss) allocated to common shareholders under the two-class method and annualized operating return on average common equity (all non-GAAP measures) for the three and nine months ended September 30, 2012 and 2011:

	Quarter Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net income (loss)	$40,118	$(20,018)	$195,143	$(66,358)
Add (less) after-tax items:
Net foreign exchange losses (gains)	3,767	(4,153)	(12,857)	(7,822)
Net realized and unrealized gains	(9,691)	(775)	(27,708)	(25,514)
Net impairment losses recognized in earnings (losses)	131	240	737	2,819

Operating income (loss) before preferred dividends	$34,325	$(24,706)	$155,315	$(96,875)
Preferred dividends	(8,188)	(8,188)	(24,564)	(15,938)

Operating income (loss) allocated (attributable) to common and participating common shareholders	$26,137	$(32,894)	$130,751	$(112,813)

Operating income (loss) allocated (attributable) to common shareholders under the two-class method	$25,733	$(33,118)	$128,583	$(113,553)

Weighted average diluted common	42,657,906	39,764,756	42,594,293	40,071,340

Operating income (loss) per diluted common share [b]	$0.60	$(0.83)	$3.02	$(2.83)

Average common equity [a]	$2,349,058	$2,223,113	$2,281,020	$2,427,052
Operating return on average common equity	1.1%	(1.5)%	5.7%	(4.6)%

Annualized operating return on average common equity	4.5%	(5.9)%	7.6%	(6.2)%

Net income (loss)	$40,118	$(20,018)	$195,143	$(66,358)
Preferred dividends	(8,188)	(8,188)	(24,564)	(15,938)

Net income (loss) available (attributable) to common and participating common shareholders	$31,930	$(28,206)	$170,579	$(82,296)

Net income (loss) available (attributable) to common shareholders under the two-class method	$31,436	$(28,430)	$167,751	$(83,036)

Net income (loss) per diluted common share	$0.74	$(0.71)	$3.94	$(2.07)

Return (loss) on average common equity, Net income (loss)	1.4%	(1.3)%	7.5%	(3.4)%

Annualized return (loss) on average common equity, Net income (loss)	5.4%	(5.1)%	10.0%	(4.5)%

[a]	Average common equity is calculated as the arithmetic average of the beginning and ending common equity balances for the stated period, which excludes the $430 million liquidation value of the preferred shares (2011: $430 million; 2010: $200 million)
[b]	Represents diluted losses per share calculated under the two-class method which was the lower of the treasury stock method and the two-class method.

Operating income (loss) and operating income (loss) per diluted common share are internal performance measures used by Endurance in the management of its operations. Operating income (loss) allocated (attributable) to common shareholders (excludes unvested restricted shares outstanding which are considered participating) per diluted common share represents operating income (loss) divided by weighted average dilutive common shares, which has been calculated in accordance with the two-class method under U.S. GAAP. Operating income (loss) represents after-tax operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. Endurance believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income (loss) and net income (loss) per dilutive common share determined in accordance with the two-class method under GAAP, Endurance believes that showing operating income (loss) and operating income (loss) per dilutive common share enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of operations in a manner similar to how management analyzes Endurance’s underlying business performance. Operating income (loss) and operating income (loss) per dilutive common share should not be viewed as substitutes for GAAP net income (loss) and net income (loss) per dilutive common share, respectively.

Endurance presents return on equity as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

Contact:

Investor Relations

Phone: +1 441 278 0988

Email: investorrelations@endurance.bm

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